Exhibit 99.1

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

Condensed Consolidated Financial Statements

Quarter Ended March 31, 2016 and 2015

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$11,804	$9,362
Accounts receivable, net of allowance for bad debts of $80 and $57 at March 31, 2016 and December 31, 2015, respectively	17,979	4,899
Unbilled receivables	—	8,366
Deferred event costs	3,669	877
Deferred financing fees	441	408
Prepaid expenses and other	683	458

Total current assets	34,576	24,370
Accounts receivable, non-current, net	370	103
Deferred financing fees, non-current, net	494	690
Property and equipment, net	3,503	3,869
Deferred event costs, non-current	5	12
Intangible assets, net	17,371	18,523
Goodwill	65,780	65,780

Total Assets	$122,099	$113,347

Liabilities
Current Liabilities
Accounts payable	$284	$1,162
Accrued expenses	810	3,075
Income tax payable	366	1,806
Current portion of term loan	658	658
Deferred revenue	28,332	13,750

Total current liabilities	30,450	20,451
Deferred revenue, non-current	717	103
Deferred tax liability	3,631	3,455
Term loan	64,320	64,484
Other non-current liabilities	250	226

Total liabilities	99,366	88,719
Redeemable preferred units, par value $1.00; 48,704 units authorized, 48,679 units issued and outstanding at each of March 31, 2016 and December 31, 2015	26,223	25,716
Members’ Deficit
Class A common units, par value $0.10; 25,634 units authorized; 25,621 units issued and outstanding at each of March 31, 2016 and December 31, 2015	2,562	2,562
Class B common units, no-par value; 4,524 units authorized; 4,012 units issued and outstanding at each of March 31, 2016 and December 31, 2015	—	—
Additional paid-in-capital – preferred units	(4,982)	(4,982)
(Accumulated deficit) retained earnings	(1,072)	1,332

Total members’ deficit	(3,492)	(1,088)

Total liabilities, redeemable preferred units, and members’ deficit	$122,099	$113,347

See accompanying notes to condensed consolidated financial statements.

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$2,120	$1,234
Cost of revenue	639	853
General and administrative expenses (including depreciation and amortization expense)	3,501	2,961

Operating loss	(2,020)	(2,580)
Other Expenses
Interest expense	1,142	1,160

Loss before income tax benefit	(3,162)	(3,740)
Income tax benefit	(1,265)	(1,496)

Net loss	$(1,897)	$(2,244)

See accompanying notes to condensed consolidated financial statements.

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(1,897)	$(2,244)
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation and amortization	1,749	1,447
Deferred income taxes	176	70
Changes in operating assets and liabilities:
Accounts receivable, net	(13,347)	(17,643)
Unbilled receivables	8,366	8,307
Deferred event costs	(2,785)	(3,048)
Prepaid expenses and other	(225)	(245)
Accounts payable	(878)	(1,376)
Accrued expenses	(2,265)	(1,543)
Deferred revenue	15,196	16,664
Income tax payable	(1,440)	(1,568)
Other non-current liabilities	24	275

Net cash flows provided by (used in) operating activities	2,674	(904)
Cash flows from investing activities
Purchase of property and equipment	(68)	(334)

Net cash flows used in investing activities	(68)	(334)
Cash flows from financing activities
Borrowings from revolver	—	2,100
Payments on term loan	(164)	(164)

Net cash flows (used in) provided by financing activities	(164)	1,936

Net increase in cash and cash equivalents	2,442	698
Cash and cash equivalents, beginning of period	9,362	1,757

Cash and cash equivalents, end of period	$11,804	$2,455

See accompanying notes to condensed consolidated financial statements.

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

CXO Acquisition Holdings, LLC (“Company”) was formed on September 17, 2012 in the state of Delaware. The Company provides solutions that drive peer-to-peer engagement, networking and leadership development to C-Suite executives. The principal offices are located in Portland, Oregon.

The accompanying condensed consolidated financial statements have been prepared in accordance with US generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, certain information and disclosures required for complete consolidated financial statements are not included. It is recommended that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and related notes in the Company’s consolidated financial statements for the year ended December 31, 2015.

The accompanying condensed consolidated financial statements include the accounts of CXO Acquisition Co. and Sports Leadership Acquisition Co. In management’s opinion, all adjustments, consisting of a normal recurring nature, considered necessary for a fair presentation of the consolidated financial position, results of operations, and cash flows at the dates and in the periods presented have been included. The consolidated balance sheet at December 31, 2015 has been derived from the financial statements that were audited by the Company’s independent registered public accounting firm. The results of operations for the three months ended March 31, 2016 may not be indicative of the results that may be expected in the year ended December 31, 2016 or any other period within 2016.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue as the entity satisfies the performance obligations. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which provided a one-year deferral of the effective date to periods beginning after December 15, 2017 with early adoption permitted as early as the initial effective date. The Company is in the process of evaluating the methods of adoption and assessing its impact on the Company’s consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires entities to recognize assets and liabilities for most leases on their balance sheets. It also requires additional qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect that this standard will have on its consolidated financial statements and related disclosures.

3.	TAXATION

The effective tax rate was 40% in the three months ended March 31, 2016 and 2015. The Company’s effective tax rate in the three months ended March 31, 2016 and 2015 differed from the federal statutory rate of 35% primarily due to state income taxes.

4.	REDEEMABLE PREFERRED UNITS

The Company has authorized the issuance of up to 48,704 preferred units at the price of $1 per unit as of March 31, 2016 and December 31, 2015. Holders of preferred units are entitled to voting rights and distributions in accordance with the LLC agreement. The preferred units accrue a return of 8% per annum, compounding on the first day of each fiscal quarter, which totaled $507 thousand and $454 thousand for the three months ended March 31, 2016 and March 31, 2015, respectively. The preferred return is payable upon an election to have a discretionary distribution from the management committee. The cumulative preferred return at March 31, 2016 and December 31, 2015 was $11,884 thousand and $11,376 thousand.

These preferred units are redeemable at any time after September 28, 2017, if the unit holders holding over 50% of the preferred units then outstanding choose to redeem. Due to this redemption option, these units are classified outside of members’ deficit. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the preferred units shall be entitled to receive, prior and in preference to distributions specified by the LLC agreement of any of the assets to the holders of class A common and class B common units by reason of their ownership thereof, and amount equal to all unreturned contributions plus any accrued and unpaid preferred return.

CXO Acquisition Holdings, LLC AND SUBSIDIARIES

5.	RELATED PARTY TRANSACTIONS

In each of the three months ended March 31, 2016 and 2015, the Company paid management fees of $118 thousand to a member of the Company, Leeds Equity Partners V LP.

6.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 2, 2017, which is the date the condensed consolidated financial statements were available to be issued.

On April 29, 2016, CEB Inc. acquired the assets of CXO Acquisition Co., Sports Leadership Acquisition Co., Evanta Ventures, Inc., and Sports leadership Institute, Inc. CEB Inc. paid cash consideration of $285,500 thousand. That acquisition resulted in term debt of $65,142 thousand being paid-off in full at that date. Additionally, the acquisition triggered a liquidity event for the Company’s preferred stock and profit interest units.